Exhibit 99.1

Arrow Electronics Achieves Record Second Quarter Revenues and Earnings Per Share

-- Non-GAAP Earnings Per Share of $1.01 Exceed Street Expectations by 25%--

-- Repurchase Authorization Increased by Additional $100 Million --

MELVILLE, N.Y.--(BUSINESS WIRE)--July 28, 2010--Arrow Electronics, Inc. (NYSE:ARW) today reported second quarter 2010 net income of $116.2 million ($.97 and $.96 per share on a basic and diluted basis, respectively) on sales of $4.61 billion, compared with net income of $21.1 million ($.18 per share on both a basic and diluted basis) on sales of $3.39 billion in the second quarter of 2009.

The company's results for the second quarters of 2010 and 2009 include a number of items outlined below that impact their comparability. A complete reconciliation of these items is provided under the heading “Certain Non-GAAP Financial Information.” Excluding those items, on a non-GAAP basis, net income for the quarter ended July 3, 2010 would have been $121.3 million ($1.02 and $1.01 per share on a basic and diluted basis, respectively) and net income for the quarter ended July 4, 2009 would have been $37.2 million ($.31 per share on both a basic and diluted basis).

“This was another outstanding quarter for Arrow, as we achieved record second quarter revenues and earnings per share, with cash flow generation well ahead of our expectations. Our strategic focus on sales excellence, profitable market share growth, and the expansion of value-added services and capabilities all contributed to our success,” said Michael J. Long, chairman, president, and chief executive officer. “Earnings per share more than tripled year over year, substantially ahead of our revenue growth, and return on invested capital was 14.3%.”

“The very strong results this quarter demonstrate the significant earnings capacity we have in our businesses, as operating income growth substantially outpaced sales growth on both a year-over-year and sequential basis, and our operating margin reached the highest level since the end of 2007,” said Paul J. Reilly, executive vice president, finance and operations and chief financial officer. “Return on working capital increased more than two times the year-ago level reaching a new record level.”

“During the quarter we repurchased $75 million of our stock leaving us with $25 million under the Board authorization. The Board has authorized management to acquire an additional $100 million bringing the total that can be spent on future buybacks to $125 million,” added Mr. Reilly.

Global components sales of $3.26 billion increased 44 percent year over year. “Exceptional sales growth in all of our components regions led to record-levels of sales and operating income. Return on working capital more than doubled year over year, setting a new record also,” Mr. Long said.

Global enterprise computing solutions (“ECS”) sales of $1.35 billion increased 21 percent year over year. “Storage, software, services, and industry-standard servers grew at very strong double-digits rates on a year-over-year basis,” said Mr. Long. “Sequential sales exceeded our expectations as here too, our focus on sales excellence and our strategic investments in key solution segments is paying off,” Mr. Long added.

The company's results for the second quarters of 2010 and 2009 include the items outlined below that impact their comparability:

  restructuring, integration, and other charges of $5.6 million ($4.1 million net of related taxes or $.03 per share on both a basic and diluted basis) in 2010 and $19.3 million ($16.1 million net of related taxes or $.13 per share on a both basic and diluted basis) in 2009.
  loss on prepayment of debt of $1.6 million ($1.0 million net of related taxes or $.01 per share on both a basic and diluted basis) in 2010.

SIX-MONTH RESULTS

Arrow’s net income for the first six months of 2010 was $203.2 million ($1.70 and $1.68 per share on a basic and diluted basis, respectively) on sales of $8.85 billion, compared with net income of $47.8 million ($.40 per share on both a basic and diluted basis) on sales of $6.81 billion in the first six months of 2009. Sales in the first six months of 2010 increased 30 percent year over year.

Net income for the first six months of 2010 includes restructuring, integration, and other charges of $13.1 million ($9.6 million net of related taxes or $.08 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies and a loss on prepayment of debt of $1.6 million ($1.0 million net of taxes or $.01 per share on both a basic and diluted basis). Excluding these items, net income would have been $213.8 million ($1.79 and $1.76 per share on a basic and diluted basis, respectively) for the first six months of 2010.

Net income for the first six months of 2009 includes restructuring, integration, and other charges of $43.3 million ($32.2 million net of related taxes or $.27 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies. Excluding these items, net income would have been $80.0 million ($.67 per share on both a basic and diluted basis) for the first six months of 2009.

GUIDANCE

“Looking ahead, we believe that total third quarter sales will be between $4.39 and $4.79 billion, with global components sales between $3.32 and $3.52 billion and global enterprise computing solutions sales between $1.07 and $1.27 billion. Earnings per share, on a diluted basis, excluding any charges, are expected to be in the range of $.96 to $1.06,” said Mr. Reilly.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for over 900 suppliers and 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 310 locations in 51 countries and territories.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the company provides certain non-GAAP financial information relating to operating income, net income and net income per basic and diluted share, each as adjusted for certain charges, credits and losses that the company believes impact the comparability of its results of operations. These charges, credits and losses arise out of the company’s efficiency enhancement initiatives and prepayment of debt. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers the charges, credits and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. EARNINGS RECONCILIATION (In thousands except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Operating income, as reported	$189,191	$51,198	$334,461	$112,435
Restructuring, integration, and other charges	5,649	19,252	13,086	43,270
Operating income, as adjusted	$194,840	$70,450	$347,547	$155,705

Net income attributable to shareholders, as reported	$116,193	$21,097	$203,239	$47,838
Restructuring, integration, and other charges	4,095	16,124	9,640	32,193
Loss on prepayment of debt	964	-	964	-
Net income attributable to shareholders, as adjusted	$121,252	$37,221	$213,843	$80,031

Net income per basic share, as reported	$.97	$.18	$1.70	$.40
Restructuring, integration, and other charges	.03	.13	.08	.27
Loss on prepayment of debt	.01	-	.01	-
Net income per basic share, as adjusted	$1.02	$.31	$1.79	$.67

Net income per diluted share, as reported	$.96	$.18	$1.68	$.40
Restructuring, integration, and other charges	.03	.13	.08	.27
Loss on prepayment of debt	.01	-	.01	-
Net income per diluted share, as adjusted	$1.01	$.31	$1.76	$.67

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Sales	$4,613,307	$3,391,823	$8,848,673	$6,809,251
Costs and expenses:
Cost of sales	4,024,831	2,989,629	7,722,264	5,976,061
Selling, general and administrative expenses	375,876	315,028	742,625	644,142
Depreciation and amortization	17,760	16,716	36,237	33,343
Restructuring, integration, and other charges	5,649	19,252	13,086	43,270
	4,424,116	3,340,625	8,514,212	6,696,816
Operating income	189,191	51,198	334,461	112,435
Equity in earnings of affiliated companies	1,785	1,027	2,933	1,350
Loss on prepayment of debt	1,570	-	1,570	-
Interest and other financing expense, net	19,355	17,082	38,441	40,117
Income before income taxes	170,051	35,143	297,383	73,668
Provision for income taxes	53,858	14,061	94,149	25,850
Consolidated net income	116,193	21,082	203,234	47,818
Noncontrolling interests	-	(15)	(5)	(20)
Net income attributable to shareholders	$116,193	$21,097	$203,239	$47,838
Net income per share:
Basic	$.97	$.18	$1.70	$.40
Diluted	$.96	$.18	$1.68	$.40
Average number of shares outstanding:
Basic	119,228	119,783	119,731	119,675
Diluted	120,585	120,317	121,270	120,042

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	July 3,	December 31,
	2010	2009
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$576,664	$1,137,007
Accounts receivable, net	3,372,945	3,136,141
Inventories	1,805,779	1,397,668
Other current assets	215,168	168,812
Total current assets	5,970,556	5,839,628
Property, plant and equipment, at cost:
Land	23,192	23,584
Buildings and improvements	128,605	137,539
Machinery and equipment	806,936	779,105
	958,733	940,228
Less: Accumulated depreciation and amortization	(482,923)	(479,522)
Property, plant and equipment, net	475,810	460,706
Investments in affiliated companies	53,875	53,010
Cost in excess of net assets of companies acquired	1,019,292	926,296
Other assets	468,477	482,726
Total assets	$7,988,010	$7,762,366
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,028,403	$2,763,237
Accrued expenses	496,667	445,914
Short-term borrowings, including current portion of long-term debt	77,344	123,095
Total current liabilities	3,602,414	3,332,246

Long-term debt	1,262,865	1,276,138
Other liabilities	196,604	236,685
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in 2010 and 2009
Issued – 125,337 and 125,287 shares in 2010 and 2009, respectively	125,337	125,287
Capital in excess of par value	1,048,253	1,056,704
Treasury stock (7,520 and 5,459 shares in 2010 and 2009, respectively), at cost	(233,458)	(179,152)
Retained earnings	1,897,756	1,694,517
Foreign currency translation adjustment	97,574	229,019
Other	(9,335)	(9,415)
Total shareholders' equity	2,926,127	2,916,960
Noncontrolling interests	-	337
Total equity	2,926,127	2,917,297
Total liabilities and equity	$7,988,010	$7,762,366

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (unaudited)

	Quarter Ended
	July 3, 2010	July 4, 2009
Cash flows from operating activities:
Consolidated net income	$116,193	$21,082
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	17,760	16,716
Amortization of stock-based compensation	8,586	7,690
Amortization of deferred financing costs and discount on notes	546	563
Equity in earnings of affiliated companies	(1,785)	(1,027)
Deferred income taxes	9,885	7,159
Restructuring, integration, and other charges	4,095	16,124
Excess tax benefits from stock-based compensation arrangements	34	(1)
Loss on prepayment of debt	964	-
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(308,822)	(57,338)
Inventories	(346,625)	102,468
Accounts payable	580,025	194,919
Accrued expenses	56,985	2,393
Other assets and liabilities	(73,165)	(4,410)
Net cash provided by operating activities	64,676	306,338
Cash flows from investing activities:
Acquisition of property, plant and equipment	(29,106)	(35,557)
Cash consideration paid for acquired businesses	(169,293)	-
Proceeds from sale of facilities	10,165	1,153
Other	-	(183)
Net cash used for investing activities	(188,234)	(34,587)
Cash flows from financing activities:
Change in short-term and other borrowings	(21,954)	4,813
Repayment of long-term bank borrowings	(471,700)	-
Proceeds from long-term bank borrowings	471,700	-
Proceeds from exercise of stock options	4,826	283
Excess tax benefits from stock-based compensation arrangements	(34)	1
Repurchases of common stock	(74,994)	(72)
Net cash provided by (used for) financing activities	(92,156)	5,025
Effect of exchange rate changes on cash	(17,673)	13,146
Net increase (decrease) in cash and cash equivalents	(233,387)	289,922
Cash and cash equivalents at beginning of period	810,051	618,505
Cash and cash equivalents at end of period	$576,664	$908,427

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (unaudited)

	Six Months Ended
	July 3, 2010	July 4, 2009
Cash flows from operating activities:
Consolidated net income	$203,234	$47,818
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	36,237	33,343
Amortization of stock-based compensation	17,053	13,047
Amortization of deferred financing costs and discount on notes	1,104	1,110
Equity in earnings of affiliated companies	(2,933)	(1,350)
Deferred income taxes	24,976	17,667
Restructuring, integration, and other charges	9,640	32,193
Excess tax benefits from stock-based compensation arrangements	(1,728)	2,157
Loss on prepayment of debt	964	-
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(300,728)	546,654
Inventories	(445,872)	263,663
Accounts payable	307,116	(253,465)
Accrued expenses	30,034	(143,462)
Other assets and liabilities	(96,638)	(22,386)
Net cash provided by (used for) operating activities	(217,541)	536,989
Cash flows from investing activities:
Acquisition of property, plant and equipment	(56,620)	(72,369)
Cash consideration paid for acquired businesses	(172,353)	-
Proceeds from sale of facilities	16,971	1,153
Other	-	(272)
Net cash used for investing activities	(212,002)	(71,488)
Cash flows from financing activities:
Change in short-term and other borrowings	(7,794)	(7,509)
Repayment of long-term bank borrowings	(471,700)	(29,400)
Proceeds from long-term bank borrowings	471,700	29,400
Proceeds from exercise of stock options	6,405	837
Excess tax benefits from stock-based compensation arrangements	1,728	(2,157)
Repurchases of common stock	(81,179)	(2,145)
Net cash used for financing activities	(80,840)	(10,974)
Effect of exchange rate changes on cash	(49,960)	2,628
Net increase (decrease) in cash and cash equivalents	(560,343)	457,155
Cash and cash equivalents at beginning of period	1,137,007	451,272
Cash and cash equivalents at end of period	$576,664	$908,427

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands) (unaudited)

	Quarter Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
Sales:
Global components	$3,259,016	$2,271,570	$6,387,038	$4,616,582
Global ECS	1,354,291	1,120,253	2,461,635	2,192,669
Consolidated	$4,613,307	$3,391,823	$8,848,673	$6,809,251

Operating income (loss):
Global components	$182,494	$57,993	$336,602	$134,091
Global ECS	43,023	34,461	66,936	66,487
Corporate (a)	(36,326)	(41,256)	(69,077)	(88,143)
Consolidated	$189,191	$51,198	$334,461	$112,435

(a)  Includes restructuring, integration, and other charges of $5.6 million and $13.1 million for the second quarter and first six months of 2010 and $19.3 million and $43.3 million for the second quarter and first six months of 2009, respectively.

CONTACT:
Arrow Electronics, Inc.
Michael Taunton
Vice President & Treasurer
631-847-5680
or
Paul J. Reilly
Executive Vice President, Finance and Operations & Chief Financial Officer
631-847-1872
or
Media:
John Hourigan
Director, External Communications
303-824-4586